EXHIBIT 10.2

THIS LEASE, dated this 10th day of August, 2009, by and between NORFOLK COMPANY, LLC acting herein by Paul S. McNamara, its Member (hereinafter called "LESSOR") and BUDDHI-MAT LLC, a Connecticut limited liability company, acting herein by Henry Sargent, its Manager, having its principal place of business at 66 Danbury Road, Ridgefield, CT 06877, (hereinafter called "LESSEE"), and HENRY SARGENT of the Town of Ridgefield, County of Fairfield, State of Connecticut (hereinafter called "GUARANTOR")

WITNESSETH:

WHEREAS, the Lessor is the owner of certain Premises located on 66 Danbury Road, in the Town of Ridgefield, County of Fairfield, and State of Connecticut and desirous of renting a portion thereof; and

WHEREAS, the Lessee is desirous of leasing a portion of said Premises upon the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration for the mutual covenants herein contained and other valuable considerations, the parties agree as follows:

1.	LEASED PREMISES.

In consideration of the rents and covenants herein reserved and contained on the part of the Lessee to be paid, performed and observed, the Lessor does hereby demise and lease unto the Lessee, containing 2180 sq. ft. ("Premises") being a part and parcel of a building ("Building") located at 66 Danbury Road, Ridgefield, Connecticut ("Property") in the said Town of Ridgefield, together with reasonable access and egress therefrom within the parking lot located on the subject Property, and together with the right in common with others to use the parking areas, driveways, footpaths and other facilities designed for common use, subject to the tem1s hereof.

2.	TERM.

The aforesaid leased Premises are leased for a term of Five (5) years ("Initial Term") commencing October 1, 2009 ("Commencement Date").

3.	RENT.

The Lessee shall pay a minimum guaranteed rental commencing on Commencement Date as follows:

A)          FOURTY NINE THOUSAND FIFTY AND 00/100 ($49,050.00) DOLLARS per annum for the first year, which amount shall be payable in equal monthly installments of FOUR THOUSAND EIGHTY SEVEN AND 50/100 ($4,087.50) DOLLARS on the first day of each and every month throughout said period, in advance.

B)          After the first anniversary date of this Lease and annually thereafter, the annual rent for the following year shall be increased by the percentage per annum increase of the Consumers Price Index ("Revised Consumers Price Index for New York City - Northeast - New Jersey" published by the Bureau of Labor Statistics) of the prior year's rental, notwithstanding, the increase shall not exceed SEVEN PERCENT (7%) per annum and shall not be less than TWO PERCENT (2%) per annum.

All rent shall be due on the first day of each and every month, in advance, without set-off or deduction of any kind. In the event the term of this Lease shall commence on any day other tha11the first day of a month, the rent for the remaining portion of such month shall be prorated on a daily basis, until the first day of the next month. All payments to the Lessor shall be made by check or bank draft, payable to the order of the Lessor, and shall be mailed to the Norfolk Company, LLC, 94 Danbury Road, Unit 11, Ridgefield, Connecticut 06877, at such other address as the Lessor may direct by written notice.

C) In the event the monthly installment of rent for any month is not received at the Lessor's office before the I 0th day of such month ("Late Payment") the Lessee shall pay to Lessor interest on said monthly installment. The interest shall be based on the Prime Rate as published in The Money Column of the Wall Street Journal plus six (6.00%) percent.

4.	ADDITIONAL RENT - TAXES.

Lessee agrees to pay as additional rent its proportionate share Fourteen Percent (14%) of the real estate taxes on the Property of which the Premises is a part. Any sum due as aforesaid shall be the additional rent for the tax year commencing July 1st payable in four (4) equal quarterly installments commencing July 1st of each tax payment, but in any event, not more than thirty (30) days after written notice of such tax payment has been delivered to the Lessee by the Lessor.

5.	ADDITIONAL RENT - INCREASED FIRE INSURANCE RATE.

Lessee will pay its proportionate share Fourteen Percent (14%) of fire and liability insurance on the Building.

In the event the said Lessee or Lessee's use and occupancy of the leased Premises causes, for any reason whatsoever, any additional charge or increase in the rate of insurance on the building of which the leased Premises are a part, or in the event the rate of insurance on the building can be decreased by an act of the Lessee, or by his compliance with recommendations of the Lessor, or its Agents, or any duly constituted and authorized body, then and in either such events, the Lessee shall, from time to time immediately upon receipt of notice, do whatever is deemed necessary, and follow whatever recommendations may be made, by the Lessor or its Agents, in order that such excess charge or increase in rate of insurance on the building so caused by such use or occupancy of the leased Premises by the Lessee may be removed, or lowered rate obtained; or, in event conditions are such that nothing can be done, by way of improvements or otherwise, to remove such extra and additional charge or increase of rate of insurance on the building, or if the expense involved is excessive, then the Lessee shall pay the Lessor as additional rent the increased or additional cost of such insurance on the building.

6.	SECURITY DEPOSIT. WAIVED

7.	USE.

The Lessee during all normal business hours shall adequately staff and maintain said Premises, and the Premises shall be used and occupied for the following purpose only and for no other purpose:        Yoga Studio I Clothing Retail.

8.	WAIVER OF DAMAGE.

The Lessor shall not be liable for any damage or injury to any property or person at any time on said Premises resulting from electricity, water, rain, snow, ice or gas, which may leak, flow or form on any part of the building housing the leased Premises or from any other cause, or for any damage or injury which may be sustained as a result of carelessness, negligence or improper conduct on the part of any other tenant, its agents, customers, or employees, or by reason of the break, leakage or obstruction of the water or soil pipes or sprinklers or by any other leakage in or about said building, provided not due to Lessor's negligence, acts of omission, willful misconduct or intentional acts.

9.	CONSTRUCTION OF ADDITIONAL FACILITIES.

The Lessor, without liability of any kind to the Lessee, at any time may construct additional buildings and change, alter, remodel or remove any of the improvements or enlarge or reduce the parking area of the entire Premises or alter, change or add to said Premises, close off, enlarge or decrease the size or change the locations of any rear window or door about said Premises, or said additional buildings, provided that at all times there should be provided two public entry ways (front and back) to said Premises, and provided further that the dimensions of the leased Premises shall not be reduced or altered, and provided further the same does not interfere with the Lessee's use of said Premises in any way whatsoever.

10.	LESSOR'S RIGHT OF ENTRY.

The Lessor, its agents and representatives, at all reasonable times during the business hours and by appointment may enter said Premises for the purpose of (a) inspection thereof, (b) making repairs, replacements, alterations or additions to said Premises, or the entire Premises, without imposing any obligation upon the Lessor hereunder, and (c) exhibiting said Premises to prospective tenants, purchasers or other persons within the last ninety (90) day period of the term of this Lease, and (d) should the Lessee abandon the Premises, the Lessor may enter and remodel, repair or decorate or otherwise prepare the Premises for reletting.

11.         REPAIRS.

The Lessor at its sole cost and expense, shall keep in good condition and repair the roof, exterior and supporting walls and the parking area, walks and other site improvements, and shall effectuate major maintenance and repairs (including replacement if necessary) on the heating system, air conditioning system and boilers within the building of which the demised Premises form a part, provided, however, that the cost of any repairs required as the result of the negligence or willful act of the Lessee, its customers, licensees, agents, servants or employees, shall be borne by the Lessee. The Lessee, at its sole cost and expense, shall promptly repair and at all times maintain in good condition the interior of said Premises, excepting those items above to be repaired by Lessor. The Lessor will perform normal maintenance work several times a year to maintain the heating and air conditioning systems, i.e., changing filters and cleaning. Lessor shall also keep separate cost records for such work and said amounts shall be paid by Lessee within 30 days of presentation by Lessor; provided that prior to the time Lessee takes possession of premises, Lessor shall at its own expense affect any necessary repairs or maintenance of the HVAC system, including cleaning all ductwork in the premises.

The Lessee shall be responsible for all interior wall construction, and any electrical fixtures and/or lighting fixtures in excess of what is presently in store now.

The Lessee shall obtain the written approval of Lessor, not to be unreasonably withheld or delayed, for any additional heating within the Leases Premises prior to installation.

12.	INTERIOR ALTERATIONS.

The Lessee may, at its expense, make such alterations and improvements to the demised Premises and install interior partitions as it may require, provided that the written approval of the Lessor be first obtained, not to be unreasonably withheld or delayed, and that such improvements and alterations are done in a workmanlike manner in keeping with all building codes and regulations and in no way harm the structure of the demised Premises, provided that at the expiration of this Lease or any extension thereof, Lessee, at its expense, restores the witl1in demised Premises to its original condition and repairs any damage to the Premises resulting from the installation or removal of such partitions, fixtures, or equipment as may have been installed by Lessee if requested to do so by Lessor.

The Lessor reserves the right, before approving any such changes, additions, or alterations, to require the Lessee to finish it a good and sufficient bond, conditioned that it will save Lessor harmless from the payment of any claims, either by way of damages or liens. All of such changes, additions, or alterations shall be made solely at the expense of the Lessee; and the Lessee agrees to protect, indemnify and save ham1less the Lessor on account of any injury to third persons or property, by reason of any such changes, additions, or alterations, and to protect, indemnify and save harmless Lessor from the payment of any claim of any kind or character on account of bills for labor or material in connection therewith.

13.	FIRE CLAUSE.

If the said Premises shall be made untenantable, in whole, or in substantial part, by fire or other casualty, the Lessor, if it so elects, may (a) terminate the term of this Lease effective as of the date of such fire or casualty, by written notice given to the Lessee sixty (60) days after such date, or (b) repair, restore or rehabilitate said Premises at Lessor's expense, in which event the term hereof shall not tem1inate, but any fixed rent herein reserved shall be abated on a per diem basis in proportion to the area of the Premises rendered untenantable by such fire or casualty. Lessee shall give to Lessor prompt written notice of any fire, damage or casualty occurring in, about or to be Premises. In the event Lessor elects to rehabilitate said Premises, and Lessor has not substantially completed said rehabilitation within one hundred eighty (180) days from the date of such fire or other casualty, Lessee shall have the option, upon written notice to Lessor, to cancel and terminate this Lease, and all rent due hereunder shall be prorated up to and including the date of receipt of such notice of termination by Lessor.

14.	INSURANCE.

The Lessee agrees that it will indemnify and save harmless the Lessor from any loss, liability or damage sustained by anyone within the leased Premises and will procure and pay for, during the term of this Lease, public liability policies from standard liability or indemnity companies acceptable to the Lessor, insuring the Lessor against all loss or damage to persons or property arising out of Lessee's use of said demised Premises, which policies or certificates thereof, together with evidence of payment of premiums shall be placed in possession of the Lessor throughout the term, upon request by Lessor. Said policies shall be payable in an amount not less than $500,000.00 for each loss or damage sustained by any one person, and not less than $1,000,000.00 for all losses or damages sustained in connection with each act, accident, or occurrence, and $50,000.00 for all losses or damages to property.

Lessee agrees to replace all broken glass damaged or destroyed in any manner whatsoever.

15.	COMMON AREAS.

All common areas, if any, shall be subject to the exclusive control and management of the Lessor, and such other persons and nominees as Lessor may have delegated or assigned to exercise such management or control, in whole or in part, in the Lessor's place and stead, and the Lessor and the Lessor's nominees and assigns shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the common areas. Lessee agrees to abide by and conform with such rules and regulations and to use its best efforts to cause its customers, invitees and licensees so to abide so long as such rules and regulations do not interfere with the Lessee's use of the leased Premises or other benefits conferred herein. Lessor shall have the right to close, if necessary, any and all portions of the common areas to such extent as, in the option of the Lessor's counsel, may be legally necessary to prevent a dedication thereof or the accrual of a11y rights of any person or persons or the public therein; to close temporarily, all or any portion of the common areas while engaged in making additional improvements or repairs or alterations to the entire Premises. Lessor shall have the unqualified right to increase or reduce the common areas and to rearrange the parking spaces a11d improvements on the common areas so long as the same do not materially interfere with the Lessee's use of the Premises or other benefits conferred herein.

16.	EMPLOYEE PARKING.

All automobiles, trucks and other vehicles of Lessee, its officers, agents and employees shall be parked only where and as permitted by Lessor from time to time, and as may be designated by Lessor as employee parking areas. Lessee agrees that, when and if requested by Lessor to do so, Lessee will furnish to Lessor the license numbers of vehicles of the Lessee, and other respective officers, agents and employees. The Lessee shall not for itself or permit its licensees, or employees, to solicit on the parking or other common areas, nor shall any of them distribute any hand bills or other advertising or written matter in or on the vehicles parked in the common areas. It shall be a default under this Lease, if Lessee or its employees shall park their cars in space provided for customer parking, after written notice by the Lessor.

Lessee will instruct customers to park on the side (South Street) or in the back of the building so as not to interfere with retail customers.

17.	SIGNS.

A.           Except for signs of the Lessor existing as of the date hereof, Lessee shall not permit, allow or cause to be erected, installed, maintained, painted or displayed on, in or at said Premises, or any part thereof, any exterior or interior signs, lettering, placards, announcements, decoration, advertising media, or advertising material of any kind whatsoever, visible from the exterior of said Premises, without the prior written approval of the Lessor, which approval shall not be unreasonably withheld or delayed; provided, however, that subject to compliance with all other applicable provisions hereof, Lessee may display merchandise and advertising media within said Premises. Lessee shall not permit, allow or cause to be used in or at said Premises any advertising media or devices, mechanical or moving display devices, motion pictures, speakers, television devices, excessively bright lights, changing, flashing, flickering or moving lights, or lighting devices, the effect of which shall be visible or audible from the exterior of said Premises. In all respects, the Lessee shall comply with any and all applicable rules and regulations concerning the erection and maintenance of signs within the Town of Ridgefield and shall pay all costs connected with the obtaining of any such necessary permits.

B.           Lessee will be added to the free standing sign.

18.	ACCEPTANCE OF PREMISES.

The Lessee shall examine the said Premises before taking possession, and the Lessee's entry into possession shall constitute conclusive evidence that as of the date thereof said Premises were in good order and satisfactory condition.

19.	MAINTENANCE OF PREMISES AND ABUTTING AREAS.

Lessee shall not pem1it, allow or cause any act or deed to be performed or any practice to be adopted or followed in or about said Premises which shall cause or be likely to cause injury or damage to any person or to said Premises or to the sidewalks and pavements adjoining said Premises. Lessee at all times shall keep said Leased Premises and its appurtenances in a neat and orderly condition and clean and free from rubbish, dirt and other miscellaneous items.

20.	NUISANCES.

The Lessee shall not permit, allow, or cause any noxious, disturbing or offensive odors, fumes, gas, noise, or any smoke, dust, steam or vapors, or allow sound or vibration to originate in or to be emitted from said Premises.

21.	HOUSEKEEPING.

The Lessee shall not use or permit the use of any portion of said Premises as sleeping or living quarters or as lodging rooms or keep or harbor therein any live animals, fish or birds, or use the same for any illegal purpose. Lessee shall not permit, allow or cause the sinks, toilets or urinals in said Premises to be used for any purpose except that for which they were designed and installed, and the expense of repairing any breakage or damage or removal of any stoppage resulting from a contrary use thereof shall be paid by Lessee. Lessee shall maintain the windows in a clean, neat and orderly condition, and the glass thereof clean, and shall store all trash, rubbish and garbage within said Premises and shall provide for the prompt and regular removal thereof for disposal outside the area of the entire Premises or as directed by the Lessor. Lessee shall not burn or otherwise dispose of any trash, waste, rubbish or garbage in or about the entire Premises. Lessee agrees to permit no waste of the property, and upon surrender of possession of same, to make all repairs necessary to preserve the Premises in good order, which repairs shall be in quality and class, equal to the original work; and promptly pay the expense of such repairs without notice, in as good condition as at the commencement of the term or as they may be put in during the term, as reasonable use thereof will permit.

22.	UTILITIES.

The Lessee shall procure for its own account and shall pay the cost of all gas, oil, electric, telephone, power, beat, air-conditioning, trash removal, sewer use charges, water charges and other utilities consumed in or at said Premises.

23.	COMMON AREA MAINTENANCE.

The Lessee shall pay as additional rent its proportionate share (14%) of costs of parking and service area maintenance (snow removal, sanding, outside lighting, landscape maintenance, and holiday lighting and decorations).

24.	LESSOR'S COVENANT.

Lessor covenants and warrants that it has full and exclusive right and authority to execute and perform this lease and to grant the estate leased herein and covenants that the Lessee, upon performance of its obligations hereunder, shall peaceably and quietly hold and enjoy the Premises through the term or any holdover.

25.	EMINENT DOMAIN.

The parties hereto agree that should the leased Premises, or any substantial part thereof, be taken or condemned by a competent authority for public or quasi-public use, then, and in such event, this lease shall cease and terminate and come to an end as of the time of such actual taking, and then and thenceforth all obligations of the parties hereunder, the one to the other, shall cease and terminate. It is expressly agreed that the Lessee shall not be entitled to any part of any award by way of condemnation, appeal therefrom or settlement which may be obtained by the Lessor as a result of such taking, except for its fixtures and moving expense, nor shall the Lessee have any right to appear as a party in any condemnation proceeding or appeal therefrom. In the event that a part of the leased Premises, being less than a substantial part, shall be taken or condemned by competent authority for public or quasi-public use, there shall be an abatement of rent proportionate to the loss of square footage, and this lease shall be deemed to cease and terminate to such portion so taken (notwithstanding the lack of such agreement upon abatement of rent), and it is expressly agreed that the Lessee shall not be entitled to any part of the award by way of condemnation, or appeal therefrom.

26.	CONDUCT OF LESSEE.

Lessee, at all times, shall fully and promptly comply with all laws, ordinances, health codes, orders and regulations of any lawful authority having jurisdiction of said Premises, including, but not limited to, such as shall relate to the cleanliness, safety, occupation and use of the Premises and the nature, character and manner and operation of the business conducted in or at said leased Premises. If within the Lessee's control, the Lessee shall comply with all regulations of the Board of Fire Underwriters. The Lessee shall not permit, allow or cause any public or private auction, bankruptcy, fire or going-out-of-business sales to be conducted in or at said leased Premises, or the adoption of use of any sales promotion devices or practices as shall attempt to mislead or deceive the public, or which, directly or indirectly, would attempt to detract from or impair the reputation or dignity of the businesses of others conducted in the entire Premises.

Lessee shall maintain its show window in a neat and clean condition.

27.	ASSIGNMENT AND SUBLETTING.

Lessee shall not assign, or in any manner, transfer this Lease or any estate, interest or benefit therein, or sublet said Premises, or any part or parts thereof, or permit the use of the same, or any part thereof, by anyone other than the Lessee, its subsidiaries or affiliated corporations, without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. Consent by the Lessor to any assignment or transfer of interest under this lease or subletting of said Premises, or any part thereof, shall be limited to the instance stated, and such written consent shall not constitute consent to any other assignment, transfer of interest or subletting, nor shall such consent relieve the Lessee of any of its obligations hereunder.

If the Lessee is a corporation or limited liability company, the Lessee agrees not to transfer, sell or convey stock control of the entity without the written consent of the Lessor, which consent shall not be unreasonably withheld or delayed.

28.	BANKRUPTCY.

If, at any time during the tem hereby leased, a petition shall be filed in bankruptcy by or against the Lessee, or if the Lessee shall make an assignment for the benefit of creditors, or a receiver shall be appointed over the assets of the Lessee, whether by voluntary or involuntary act, or if an attachment, lien or execution shall be levied upon the assets of the Lessee located in the leased Premises, and such attachment shall not be released within thirty (30) days after levy, then, upon the happening of any of the aforesaid events and upon the option of the Lessor, this lease shall be considered breached and shall expire and terminate with the same force and effect as if the time of the happening of any such event were the date herein fixed for the expiration of the term of this lease. It is further stipulated and agreed that in the event of the termination of the term of this lease by the happening of any such events, Lessor shall forthwith, upon such termination and any other provision of this lease to the contrary notwithstanding, become entitled to recover as and for liquidated damages caused by such breach of the provisions of this lease an amount equal to the difference between the then cash value of the rent reserved hereunder for the unexpired portion of the term hereby leased and the then cash rental value of the leased Premises for such unexpired portion of the term hereby leased, unless the statute, which governs or shall govern the proceeding in which such damages are to be proved, limits or shall limit the amount of such claim capable of being so proved, in which case the Lessor shall be entitled to prove as and for liquidated damages an amount equal to that allowed by and under any such statute. The provisions of this paragraph shall be without prejudice to the Lessor's rights to prove in full damages for rent accrued prior to the termination of this lease, but not paid. The provisions of this lease shall be without prejudice to any rights given to Lessor by any pertinent statute to prove for any amounts allowed thereby.

In making any such computation, the then cash rental value of the leased Premises shall be deemed prima facie to be the rental realized upon any reletting after deduction for expenses. If such reletting cannot be accomplished by the Lessor within a reasonable time after such termination of this lease, then the present cash value of the future rents hereunder reserved to the Lessor for the unexpired portion of the term hereby leased shall be deemed to be such sum, invested at the rate of eight percent (8%) simple interest, as will produce the future rent over the period of time in question.

29.	LESSEE'S DEFAULT.

The happening of any one or more of the following listed events (hereinafter referred to as "Event of Default"), shall constitute a breach of this lease on the part of the Lessee:

A.           The failure of the Lessee to regularly and diligently m1d actively operate the business for which the said leased Premises were leased.

B.           The failure of the Lessee to pay any rent payable hereunder, including but not limited to any additional rent or payments of money required hereunder, and the continued failure to pay the same for a period of ten (10) days after written notice of default shall be given to the Lessee by Lessor.

C.           The failure of the Lessee substantially to perform any material act required of it in the performance of this lease or to otherwise comply with any term or provision hereof after thirty (30) days with notice of such default as hereinafter provided.

D.           Upon the happening of any event of default, Lessor may elect to (1) collect each installment of rental hereunder as and when the same matures, or (2) terminate this lease, or, if the Lessor desires not to terminate this lease, to terminate the right to possession and occupancy and relet the said Premises to any person, firm or corporation, as the agent of the Lessee or otherwise, for whatever market rent he shall obtain, applying the avails of such letting first to the payment of such expenses as the Lessor may incur in reletting of same, and then to the payment of the rent due hereunder and the fulfillment of the Lessee's covenants, and paying over to the Lessee the balance, if any; and in case of its deficiency, the Lessee shall remain liable therefor. Lessee agrees to pay a reasonable attorney's fees and all costs, if it becomes necessary for Lessor to employ an attorney to collect any of the rent or enforce any of the material provisions of this lease, and of any other reasonable cost of reletting said Premises, including but not limited to the payment of a commission for brokerage. Lessor agrees to use diligent effort to re-rent and to mitigate damages incurred by Lessor in the event of such default.

30.	HOLDlNG OVER

And it is further agreed that in case the said Lessee shall, without the written consent of the said Lessor endorsed hereon or on the duplicate hereof, at any time hold over the said Premises beyond the period above specified as the termination of this lease, then the said Lessee shall hold said Premises upon the same terms and under the same stipulations and agreements as are in this indenture contained, except the Lessee shall pay to the Lessor, as liquidated damages double the amount of monthly rent due in the last month of the terms of the Lease for the period the Lessee remains in possession, and no holding over by the said Lessee shall operate to renew this lease, nor to create any tenancy other than what Connecticut law recognizes in such instance.

All trade fixtures installed by the Lessee on the Premises shall remain the property of the Lessee and may be removable at the expiration or earlier termination of this Lease or any extension hereof, provided the Lessee shall not at such time be in default under any material covenant or condition contained herein and provided further that in the event of such removal, Lessee shall promptly restore the Premises to their original order and condition, having repaired any damage caused by such removal. Any such trade fixtures not removed at or prior to such termination shall become the property of the Lessor.

31.	NOTICE.

Any and all notices called for or required by any provision of this Lease, unless specifically described therein, shall be delivered to the respective parties by certified mail, return receipt requested, at the following addresses:

A.           To the Lessor:

Norfolk Company, LLC

Attn: Paul S. McNamara

94 Danbury Road, Unit 11

Ridgefield, Connecticut 06877

B.           To the Lessee:

Buddhi Mat LLC

66 Danbury Road

Ridgefield, CT 06877

C.           To the Guarantor: Henry Sargent

90 Grove Street, Ste. 204

Ridgefield, CT 06877

Such addresses may be changed by either party by notifying the other party in the manner required for notice.

30.	WAIVER.

The failure of the Lessor to insist upon strict performance of any of the material covenants or conditions of this Lease, or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment of any such covenants, conditions or option, but the same shall be and remain in full force and effect.

31.	NOTICE OF LEASE.

A Notice of Lease, in recordable form, conforming to the requirements of the General Statutes of Connecticut concerning "Notice of Lease", shall be executed by the parties. Either party at his expense, may record the same. This Lease shall not be recorded by either party.

32.	CONSENTS.

All consents and approvals required hereunder shall not be unreasonably withheld or delayed.

33.	BROKERAGE.

The Lessee represents that Brian Dornan (Pyramid Real Estate) ("Agent") negotiated this Lease of Premises. Lessor represents that Agent is acting as Lessor's agent and that Lessee shall have no financial obligation to Agent in connection with this lease.

34.	SUBORDINATION.

This Lease shall be subject and subordinate at all times to the lien of the mortgage currently on the leased Premises, if any, and to all advances made or hereafter to be made upon the security thereof, and subject and subordinate to the lien of any future mortgage(s) or easements, which at any time may be a lien or encumbrance upon the Premises leased. The Lessee will execute and deliver any further instruments subordinating this Lease to the lien of any such mortgage(s) or easements. The Lessee hereby appoints the Lessor the attorney-in-fact of the Lessee, irrevocable, to execute and deliver any such instrument or instruments on the Lessee's behalf.

35.	ATTORNEY'S FEES.

If the Lessee shall at any time be in default hereunder, and if the Lessor shall institute an action of summary process against the Lessee based upon such default, then the Lessee will reimburse the Lessor for the expense of attorney's fees and disbursements thereby incurred by the Lessor, so far as the same are reasonable in amount. Also so long as the Lessee shall be a tenant hereunder the amount of such expenses shall be deemed to be "additional rent" hereunder and shall be due from the Lessee to the Lessor on the first day of the month following the incurring of such respective expenses. Lessor shall reimburse the Lessee for the expense of attorney's fees and disbursements incurred by Lessee so far as the same are reasonable in amount if the Lessor shall at any time be in default hereunder.

36.	SEVERABILITY CONSTRUCTION.

It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

37.	ENTIRE AGREEMENT.

It is agreed that Lessor has not made any statement, promise or agreement, or taken upon itself any engagement whatsoever, verbally or in writing in conflict with the tem1s of this Lease, or that in any way modifies, varies, alters, enlarges or invalidates any of its provisions, and that no obligations of the Landlord shall be implied in addition to the obligations herein expressed.

38.	LITIGATION.

In the event Lessor or its Agents, without fault on its/their part, become involved, through or on account of the terms of this Lease, or through or on account of the occupancy of the leased Premises by the Lessee, or the conduct of Lessee's business upon said leased Premises, in any controversy or litigation, the Lessee shall upon notice from Lessor or its Agents, immediately take all necessary steps, and do whatever may be necessary to remove said Lessor's connection with, or liability under such controversy or litigation, and particularly if such controversy or litigation throws any cloud or encumbrance upon the title of said Lessor to its real estate; provided, that if the Lessee believes it has a good and valid defense, or claim, in such controversy or litigation which Lessee desires to set up and maintain by and throughout court procedure and litigation, the Lessee shall have the right to do so, provided it first executes and delivers to the Lessor 811 indemnifying bond with surety, and discharges any 811d all final judgments, liens, costs, damages, expenses and obligations of Lessor whatsoever, in, or arising out of the controversy or litigation involving the Lessor or its Agents, including all costs, expenses and reasonable attorney's fees incurred by Lessor or its Agents in protecting their interest or defending themselves in such controversy or litigation. Lessee hereby waives, and agrees that it will waive, all rights to trial by jury in any and all legal proceedings arising under this Lease, out of the termination of this Lease, or with respect to the Demised Premises or the Shopping Center or the use thereof.

39.	GUARANTOR(S).

The undersigned, Guarantor, guarantees the faithful performance of the Lessee obligation under the Lease.

40.	OPTION TO RENEW.

In consideration of the faithful performance of this Lease by Lessee and provided the Lessee has not had more than Five (5) late payments, the Lessor grants to the Lessee, the option to extend this Lease for 811additional Five (5) years after the expiration of this Lease. Lessee shall exercise this option by forwarding to the Lessor by written notice, certified mail, to the Lessor as herein provided, on or before ninety (90) days prior to the termination of this Lease. In the event notice is not received on the aforesaid date, this option shall be void and of no effect.

In the event the said option is so exercised as hereinabove provided, the Lessee shall pay rental in the amount of the last year of the initial te1111plus the annual escalations according to the Consumers Price Index as provided in Paragraph 3B.

41.	BINDING EFFECT.

This Lease, together with any and all addendum or amendments thereto, shall inure to the benefit of the respective parties hereto, their successors, heirs, personal representatives or assigns, (provided that any assignment by the Lessee shall be effective only if made in strict accordance with the terms of this Lease).

IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date first above written.

Signed, sealed and delivered in the presence of:

/s/ Maryann M. Simonelli	(LESSOR)

Maryanne M. Simonelli	NORFOLK COMPANY LLC

/s/ Paul S. McNamara

/s/ Michael P. McNamara	Paul S. McNamara, Member

Michael P. McNamara

(LESSEE)

BUDDHI MAT LLC

	By:	/s/ Henry B. Sargent

Henry B. Sargent

GUARANTOR:

/s/ Henry B. Sargent

Henry B. Sargent

Buddhi Mat LLC

66 Danbury Road

Ridgefield CT 06877

Norfolk Company LLC

94 Danbury Road, Unit 11

Ridgefield CT 06877

Re: Lease Extension

Dear Mr. McNamara,

The serves as notice that Buddhi Mat LLC wishes to exercise its option to extend the lease at 66 Danbury Road pursuant to paragraph 42 of the underlying lease date August 10, 2009.

Please advise of any questions you have.

Best regards

/s/ Henry Sargent
Henry Sargent, Manager

cc: Michael McNamara